UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2023

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2023, CytoSorbents Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”) for the sale by the Company directly to the Investors of an aggregate of 7,733,090 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) together with warrants (the “Warrants”) to purchase up to 2,706,561 shares of Common Stock (the shares of Common Stock underlying the warrants, the “Warrant Shares”). Each Warrant has an exercise price per share of $2.00, which will be exercisable immediately and will expire on the fifth anniversary of the original issue date. The Shares and the Warrants were sold together for a combined purchase price of $1.33 per share and accompanying warrant to purchase 0.35 shares of Common Stock, for an aggregate gross purchase price of $10,285,009.70. The Shares and Warrants sold in the offering include an aggregate of 327,070 Shares and 114,465 Warrants sold to the Company’s executive officers, directors and certain non-executive officer employees of the Company.

The issuance and sale of the Shares and the Warrants (the “Registered Direct Offering”) is expected to close on December 12, 2023, subject to customary closing conditions set forth in the Purchase Agreement. The Company intends to use the net proceeds of the Registered Direct Offering for general corporate purposes, including to fund clinical and regulatory efforts to file for DrugSorb-ATR marketing approval in the United States and Canada, to fund clinical studies in the United States and Canada, to support growth initiatives for CytoSorb, to invest in clinical studies and the generation of new clinical data, to fund ongoing R&D initiatives and further develop products, and general working capital purposes. The Company estimates that the net proceeds from Registered Direct Offering will be approximately $9.83 million after deducting estimated transaction fees and expenses.

The Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) were offered and sold by the Company directly to the Investors, without a placement agent, underwriter, broker or dealer, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-257910) declared effective by the Securities and Exchange Commission (the “SEC”) on July 27, 2021, and the base prospectus contained therein. Prior to closing, the Company will file a prospectus supplement with the SEC relating to the offer and sale of the Securities in the Registered Direct Offering.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement and subject to certain exceptions including an exception for sales of Common Stock made pursuant to the Company’s at-the-market offering facility with Jefferies LLC , the Company is subject to company lock-up restrictions on the issuance and sale of the Company’s securities for 60 days following the closing of the Registered Direct Offering.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the Company and the Investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the Company and the Investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement and Warrant is not complete and is qualified in its entirety by references to the full text of the Purchase Agreement and Warrant, the forms of which are filed herewith as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the expected use of the proceeds from the Registered Direct Offering. There are a number of important factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements. Accordingly, you are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions, including those referenced from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01	Other Events

Based on the Company’s current operating plan, which includes the continuation or initiation of new clinical trials, the Company believes that the net proceeds from the Registered Direct Offering, together with the Company’s existing cash and cash equivalents, will enable the Company to fund its planned operating expenses and capital expenditures into the third quarter of 2024. The Company has based this estimate on assumptions that may prove to be wrong, and it could utilize its available capital resources sooner than the Company currently expects. The Company continues to pursue less or non-dilutive sources of capital, such as debt, royalty financing, licensing, and strategic partnerships, and equity that are intended to supplement the Company’s cash position and fund the Company’s operating expenses into 2025.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated as of December 11, 2023, by and among CytoSorbents Corporation and the investors party thereto.*
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer